UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

New Fortress Energy LLC
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 268-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares, representing limited liability company interests	NFE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 10, 2020, New Fortress Energy LLC (the “Company”) completed the exchange transactions previously disclosed in the Current Report on Form 8-K filed on June 9, 2020 (the “June 9 8-K”).  The text of the June 9 8-K is incorporated herein by reference. In connection with the closing of the exchange transactions, the Company issued 144,342,572  Class A Shares in exchange for an equal number of units of New Fortress Intermediate LLC (the “NFI LLC Units”), together with an equal number of Class B common shares of the Company (the “Class B Shares”). Following the completion of the exchange transactions, the Company owns all of the NFI LLC Units directly or indirectly and no Class B shares remain outstanding.

Prior to the exchange transactions, the Company recognized the Exchanging Members’ (as defined in the June 9 8-K) economic interest in New Fortress Intermediate LLC as non-controlling interest in the Company’s consolidated financial statements. Subsequent to the exchange transactions, results of operations previously attributed to non-controlling interest based on these Exchanging Members’ interest in New Fortress Intermediate LLC will be recognized as net income or loss attributable to stockholders, and amounts attributable to these Exchanging Members' interest in New Fortress Intermediate LLC previously shown as non-controlling interest on the Company’s consolidated balance sheets will be reclassified to Class A shares.

If the exchange transactions had been completed on February 4, 2019, the date of the Company’s initial public offering, $166.7 million and $49.4 million that was presented within net loss attributable to non-controlling interest in the Company’s consolidated statement of operations for the year ended December 31, 2019 and three months ended March 31, 2020, respectively, would have been presented as net loss attributable to stockholders. Net loss per share (basic and diluted) would have been $(1.29) and $(0.34) for the year ended December 31, 2019 and the three months ended March 31, 2020, respectively. If the exchange transactions had been completed on March 31, 2020, non-controlling interest of $234.4 million would have been reclassified to Class A shares on the Company’s consolidated balance sheet. The Company’s financial information described above has been prepared on a pro forma basis and does not purport to be indicative of the Company’s results of operations or financial position had the exchange transactions occurred on the dates assumed and does not project the Company’s results of operations or financial position for any future period or date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW FORTRESS ENERGY LLC

Date: June 12, 2020	By:	/s/ Christopher S. Guinta
Name: Christopher S. Guinta
Title: Chief Financial Officer